LAW OFFICES
                             STEVEN L. SISKIND            FLORIDA OFFICE:
                                 SUITE 403              ONE FINANCIAL PLAZA
MEMBER OF NEW YORK            645 FIFTH AVENUE               SUITE 2626
AND FLORIDA BARS             NEW YORK, NY 10022        FT. LAUDERDALE, FL 3394
                               (212) 750-2002              (954) 523-2626




                                    EXHIBIT 5

                                 March 15, 2001

FoneCash, Inc.
90 Park Avenue
New York, NY  10016

Gentlemen:

     I have reviewed a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission, relating to 700,000 shares of common stock, $.0001 par value per share (the "Shares") of FoneCash, Inc. (the "Company"), which Shares have been issued pursuant to the Company's consulting agreements and plans filed as exhibits to the Registration Statement (collectively, the "Agreement").

     I have examined the Certificate of Incorporation, as amended, and the By-laws of the Company and all amendments thereto, the Registration Statement and originals, or copies, certified to my satisfaction, of such records of meetings, written actions in lieu of meetings, or resolutions adopted at meetings, of the directors of the Company, documents and such other documents and instruments as in my judgment are necessary or appropriate to enable us to render the opinions expressed below.

     In examination of the foregoing documents, I have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

     Based upon and subject to the foregoing, I am of the opinion that the Shares have been duly and validly authorized for issuance under the Agreement and the Shares, when issued against payment therefor, in accordance with the terms of the Agreement, will be legally issued, fully paid and non-assessable.

     I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement.

                                                         Very truly yours,


                                                     /s/ STEVEN L. SISKIND
                                                         -----------------
                                                         Steven L. Siskind